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                                                                      EXHIBIT 99
                                                                      ----------

            WINTHROP RESIDENTIAL ASSOCIATES II, A LIMITED PARTNERSHIP
            ---------------------------------------------------------

                                DECEMBER 31, 2003
                                -----------------


SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF THE PARTNERSHIP AGREEMENT (UNAUDITED)

1.   Statement of Cash Available for Distribution for the:

                                                                 Year Ended       Three Months Ended
                                                             December 31, 2003    December 31, 2003
                                                             -----------------    -----------------
     Net income (loss)                                       $          69,000    $        (102,000)

     Add:  Equity in loss of Local Limited Partnership                 291,000               33,000
           Depreciation                                                389,000              101,000
           Amortization                                                 10,000                3,000
           Cash from reserves                                        1,491,000            1,715,000
                                                             -----------------    -----------------

     Cash Available for Distribution                         $       2,250,000    $       1,750,000
                                                             =================    =================

     Distributions allocated to General Partners             $          27,000    $           2,000
                                                             =================    =================

     Distributions allocated to Limited Partners             $       2,223,000    $       1,748,000
                                                             =================    =================

2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended December 31, 2003:

           Entity Receiving                          Form of
            Compensation                           Compensation                          Amount
     ---------------------------     -------------------------------------------     ---------------
     General Partners                Interest in Cash Available for Distribution       $   2,000

     WFC Realty Co., Inc.            Interest in Cash Available for Distribution       $       5
     (Initial Limited Partner)